UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 2, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On September 2, 2016, SIGA Technologies, Inc. (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with OCM Strategic Credit SIGTEC Holdings, LLC, in its capacity as a lender thereunder and each other party who is or thereafter becomes a party to the Loan Agreement as a lender (collectively the “Lenders”, and each individually, a “Lender”), Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders and collateral agent for the Secured Parties (as defined in the Loan Agreement) (together with its successors and assigns in such capacity, the “Agent”), OCM Strategic Credit SIGTEC Holdings, LLC, as sole lead arranger, and each of the other persons who are or thereafter become parties to the Loan Agreement as guarantors. The effectiveness of the Loan Agreement is subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Loan Agreement provides for a first-priority senior secured term loan facility in the aggregate principal amount of $80,000,000 (the “Term Loan”), of which (i) $25,000,000 (net of any interest owed under the Loan Agreement accrued and unpaid and owing as of the Escrow Release Date (as defined below)) of such Term Loan will be held in a reserve account (the “Reserve Account”); (ii) an additional $5,000,000 will also be held in the Reserve Account and up to the full amount of such $5,000,000 may be withdrawn after June 30, 2018 upon the satisfaction of certain conditions as more particularly described in the Loan Agreement, provided that any of such amount is required to fund any interest to the extent any interest in excess of $25,000,000 is due and owing and any of such $5,000,000 remains in the Reserve Account; and (iii) $50,000,000 (net of fees and expenses then due and owing to the Agent or any Lender) of such Term Loan will be paid to PharmAthene, Inc. (“PharmAthene”) or its designee as part of a final payment to satisfy the judgment awarded on January 15, 2015 to PharmAthene by the Delaware Court of Chancery and later affirmed by the Delaware Supreme Court (the “PharmAthene Judgment”), as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016.  Twenty-Five Million dollars ($25,000,000) of the funds held in the aforementioned Reserve Account will be utilized to pay interest on the Term Loan as it becomes due.  Funds from the Term Loan can only be released from escrow and used as part of a final payment to satisfy the PharmAthene Judgment once the Company completes a $35,000,000 equity rights offering, and provided that the PharmAthene Judgment is fully satisfied upon the Escrow Release Date and certain other conditions as more particularly described in the Loan Agreement are satisfied.  Until these conditions are met, funds from the Term Loan are not available for use by the Company.  Until the Escrow Release Date occurs, no security shall be granted under the Loan Agreement and no affirmative or negative covenants or events of default shall be effective under the Loan Agreement.

The Term Loan will initially be held in an escrow account. The Term Loan bears interest from the date on which any of the Term Loan is first placed into such escrow account (the “Escrow Funding Date”) until such Term Loan is fully repaid at a rate per annum equal to the Adjusted LIBO Rate (as defined in the Loan Agreement) plus 11.50%, subject to adjustment as set forth in the Loan Agreement.  The Escrow Funding Date is scheduled to be September 30, 2016, provided that certain conditions are met, such as Bankruptcy Court approval of the transactions contemplated by the Loan Agreement.  The Company does not own or control the aforementioned escrow account.  Upon satisfaction of certain conditions as more particularly described in the Loan Agreement, including, but not limited to, concurrent final payment and satisfaction in full of the PharmAthene Judgment, $30,000,000 (net of any interest owed under the Loan Agreement as of the Escrow Release Date) will be transferred from the escrow account to the Reserve Account (the date on which such transfer occurs, the “Escrow Release Date”).

The Term Loan shall mature on the earliest to occur of (i) the four year anniversary of the Escrow Release Date, (ii) the acceleration of certain obligations pursuant to the Loan Agreement, and (iii) December 1, 2016 if certain conditions as more particularly described in the Loan Agreement, such as final payment of the PharmAthene Judgment, are not satisfied by November 30, 2016.

Through the three and one-half year anniversary of the Escrow Release Date, any prepayment of the Term Loan is subject to a make-whole in which interest payments related to the prepaid amount are due (subject to a discount of treasury rate plus 0.50%).

In connection with the Term Loan, the Company has granted to the Agent, for the benefit of the Secured Parties, a lien on and security interest in all of the Company’s right, title and interest in substantially all of the Company’s tangible and intangible assets, including all intellectual property.

The Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants. These covenants, among other things, require a minimum cash balance throughout the term of the Term Loan and the achievement of regulatory milestones by certain dates, and contain certain limitations on the ability of the Company to incur unreimbursed research and development expenditures over a certain threshold, make capital expenditures over a certain threshold, incur indebtedness, dispose of assets outside of the ordinary course of business and enter into certain merger or consolidation transactions.

The Loan Agreement includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) the material inaccuracy of representations or warranties made thereunder, (iii) non-compliance with covenants thereunder, (iv) non-payment of amounts due under, or the acceleration of, other material indebtedness of the Company and (v) bankruptcy or insolvency events. Upon the occurrence and during the continuance of an event of default under the Loan Agreement, the interest rate may increase by 2.00% per annum above the rate of interest otherwise in effect, and the Lenders would be entitled to accelerate the maturity of the Company’s outstanding obligations thereunder.

The foregoing description of Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Warrant

In connection with the entry into the Loan Agreement, the Company issued a Warrant to OCM Strategic Credit SIGTEC Holdings, LLC to purchase a number of shares of the Company’s common stock equal to $4,000,000 divided by the lower of (i) $2.29 per share and (ii) the subscription price paid in connection with the Company’s equity rights offering (the “Warrant”). The Warrant provides for weighted average anti-dilution protection and is exercisable in whole or in part for ten (10) years from the date of issuance.  The Warrant was issued on the date of entry into the Loan Agreement, but is subject to approval by the Bankruptcy Court.

The foregoing description of the Warrant is not intended to be complete and is qualified in its entirety by reference to the Warrant, a copy of which is attached hereto as Exhibit 10.2, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(a)(2) of the Securities Act, for the issuance of the Warrant and the shares of common stock issuable pursuant to such Warrant (the “Warrant Shares”). The holder of the Warrant represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Warrant and the Warrant Shares have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

Exhibit 10.1
Loan and Security Agreement, dated as of September 2, 2016, by and among SIGA Technologies, Inc., OCM Strategic Credit SIGTEC Holdings, LLC, Cortland Capital Market Services LLC, in its capacity as administrative agent and collateral agent, OCM Strategic Credit SIGTEC Holdings, LLC, as sole lead arranger, and each of the other persons who are or thereafter become parties to the Loan Agreement as guarantors.

Exhibit 10.2	Warrant, dated as of September 2, 2016, by the Company in favor of OCM Strategic Credit SIGTEC Holdings, LLC or its registered assigns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: September 7, 2016